UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 6, 2015
Date of Report (Date of earliest event reported)

Kratos Defense & Security Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34460	13-3818604
(Commission File Number)	(IRS Employer Identification No.)

4820 Eastgate Mall, Suite 200, San Diego, CA	92121
(address of principal executive offices)	(Zip Code)

(858) 812-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On August 6, 2015, Kratos Defense & Security Solutions, Inc. (the “Company”) issued a press release regarding the Company’s financial results for the second quarter of 2015.  The full text of the Company’s press release is attached hereto as Exhibit 99.1.

The press release includes non-GAAP financial measures as that term is defined in Regulation G. The press release also includes the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP), information reconciling the non-GAAP financial measures to the GAAP financial measures, and a discussion of the reasons why the Company’s management believes that presentation of the non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations. The non-GAAP financial measures presented therein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated and presented in accordance with GAAP.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.  Exhibits.

Exhibit No.	Description
99.1	August 6, 2015 Press Release by Kratos Defense & Security Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.

Date: August 6, 2015	By:	/s/ Deanna H. Lund
Deanna H. Lund
Executive Vice President, Chief Financial Officer

Exhibit 99.1
FOR IMMEDIATE RELEASE	Press Contact: Yolanda White 858-812-7302 Direct Investor Information: 877-934-4687 investor@kratosdefense.com

Kratos Reports Second Quarter Fiscal 2015 Financial Results

Financial Results of U.S. and U.K. Electronic Product Business Operations Reflected as Discontinued Operations Pending Expected Third Quarter Divestiture

SAN DIEGO, CA, August 6, 2015 – Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS), a leading National Security Solutions provider, today reported its second quarter fiscal 2015 financial results, which have been recast to reflect the pending divestiture of the Company’s U.S. and U.K. Operations of its Electronic Products (EP) businesses as discontinued operations.  The sale and divestiture of Kratos’ EP businesses is expected to close during the Company’s third fiscal quarter of 2015.  Additionally, the quarter and six months ended June 28, 2015 and prior year comparative results for the EP businesses subject to divestiture have been reflected as discontinued operations in the Company’s financial statements.

Accordingly, for the second quarter ended June 28, 2015, Kratos generated revenue and Adjusted EBITDA from continuing operations of $160.5 million and $12.1 million, respectively.  Second quarter 2015 revenues from continuing operations increased sequentially from $156.9 million in the first quarter of 2015, and Adjusted EBITDA increased sequentially from $7.6 million in the first fiscal quarter of 2015.  Important program areas supported by Kratos include Unmanned Systems, Satellite Communications, Cyber Security, Electromagnetic Rail Gun, Directed Energy, Hypersonics, Missile and Radar systems, Missile Defense, Signal Monitoring and Intelligence and Electronic Warfare.

Kratos’ second quarter Adjusted EBITDA was positively impacted by a favorable product sale mix, including approximately 50 percent gross margins being generated in the Company’s satellite communications and related cyber security businesses.  Kratos’ Adjusted EBITDA and financial results from continuing operations in the second and first quarters of 2015 were also impacted by significant discretionary internally funded investments the Company is making, primarily in the unmanned systems and satellite communication areas.  These investments, which include Internal Research & Development (IR&D), Non Recurring Engineering (NRE), capital expenditures and business development, are expected to continue as the Company executes its communicated strategic plan.

Revenues and Adjusted EBITDA for the quarter ended June 28, 2015 generated by the discontinued EP businesses were $22.3 million and $4.1 million, respectively.  Total Kratos combined revenue and Adjusted EBITDA from continuing and discontinued operations for the second quarter ended June 28, 2015 were $182.8 million and $16.2 million, respectively.

For the quarter ended June 28, 2015, approximately 62 percent of Kratos’ revenue was derived from U.S. Federal Government related customers, approximately 28 percent from commercial, state and local government customers, and approximately 10 percent from international customers.

Kratos’ total backlog at the end of the second quarter, excluding the discontinued EP businesses, was approximately $954 million, including funded and unfunded backlog of approximately $555 million and $399 million, respectively.  Book to bill for the second quarter was .8 to 1 and for the last twelve months was 1.0 to 1.  Kratos’ bid and proposal pipeline at June 28, 2015, also excluding the discontinued EP businesses, was approximately $6.8 billion, up slightly from $6.4 billion in the first quarter.

Cash flow from continuing operations for the second quarter was a use of approximately $12.3 million, which reflected the semi-annual interest payment of approximately $22 million on the Company’s Senior Notes and an increase in inventory levels, with an expectation of associated shipments and collections later in 2015.  Cash flows from continuing operations and from discontinued operations was a combined use of $8.3 million.

For the quarter ended June 28, 2015, Adjusted EPS was a loss of $0.02.  Adjusted EPS excludes non-cash amortization expenses, as the Company has historically been acquisitive, non-cash stock compensation costs, transaction gains and losses, and certain non-recurring items such as excess capacity and restructuring costs, contract design retrofit costs, and transaction related expenses and includes cash actually expected to be paid for income taxes in order to reflect the benefit of the Company’s net operating loss carryforwards of approximately $200 million.  Kratos believes that reporting Adjusted EPS is a meaningful metric to present the Company’s financial results.  For the quarter ended June 28, 2015, GAAP EPS was a loss of $0.25.

Eric DeMarco, Kratos’ President and CEO, said, “Kratos’ second quarter financial performance was solid and as expected, with both revenue and Adjusted EBITDA increasing sequentially over our first quarter, and within our previously communicated and expected range.  Kratos’ second quarter results included sequential quarter over quarter growth in our unmanned systems, satellite communications and microwave electronics businesses, and we continue to expect Kratos’ second half 2015 revenue and Adjusted EBITDA to sequentially exceed the first half of the year.   Additionally, in the second quarter Kratos’ Public Safety and Security business margins increased over the first quarter, with the month of June’s gross margins being the highest generated in 2015.”

Mr. DeMarco continued, “In the second quarter, we continued to make progress in our strategically important unmanned systems area, with Kratos remaining on track for fourth quarter 2015 demonstration flights of our unmanned tactical aerial platform with our U.S. Government sponsor, continued progress on two under contract unmanned aerial drone system programs that are expected to enter production next year, progress with our unmanned ground system and vehicle business with both a new government agency and a commercial customer, and our pursuit of two large new unmanned aerial system opportunities with U.S. Government agencies.  Additionally, in the second quarter we continued to make progress in positioning the Company on a number of new and potentially large U.S. Government, commercial and international satellite communication system programs, including a number of new nano and small sat initiatives.”

Mr. DeMarco concluded, “Strategically, we remain committed to pursuing what we believe to be our Company’s greatest future and long term growth opportunity areas, differentiated products and technology, including unmanned systems and satellite communications, where we are and expect to continue to make significant internally funded investments.  We are executing this plan and making these discretionary investments with a backbone of the majority of Kratos’ existing business being specialty product and technology focused, where Kratos is a clear industry leader, and where we have a large backlog and bid and proposal pipeline.”

Management will discuss the financial results in a conference call beginning at 2:00 p.m. Pacific (5:00 p.m. Eastern) today. Management will also discuss revised annual guidance for 2015 reflecting the treatment of the EP businesses as discontinued operations.  Analysts and institutional investors may participate in the conference call by dialing 866-393-0674, referencing the call by ID number 95028143.  The general public may access the conference call by dialing (877) 344-3935 or on the day of the event by visiting www.kratosdefense.com for a simultaneous webcast. A replay of the webcast will be available on the Kratos web site approximately two hours after the conclusion of the conference call.

About Kratos Defense & Security Solutions
Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS) is a specialized National Security technology business providing mission critical products, solutions and services for United States National Security.  Kratos' core capabilities are sophisticated engineering, manufacturing and system integration offerings for National Security platforms and programs. Kratos' areas of expertise include Command, Control, Communications, Computing, Combat Systems, Intelligence, Surveillance and Reconnaissance (C5ISR), satellite communication systems, electronic warfare, unmanned systems, missile defense, cyber warfare, cyber security, information assurance, and critical infrastructure security.  Kratos has primarily an engineering and technically oriented work force of approximately 3,500.  Substantially all of Kratos' work is performed on a military base, in a secure facility or at a critical infrastructure location.  Kratos' primary end customers are national security related agencies.  News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements
This news release and filing contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, express or implied statements concerning the Company’s expectations regarding its future financial performance, bid and proposal pipeline, demand for its products and services, performance of key contracts, timing and expected impact of integration and cost-cutting activities, expected impact of the pending divestiture of its U.S. and U.K Electronic Products businesses, the Company’s planned use of the proceeds from the divestiture, including the Company’s repurchase of a portion of its outstanding senior notes, and market and industry developments, including the potential impacts on the Company’s business as a result of sequestration, Federal budget cuts and increased protest actions submitted against the Company’s projects by its competitors. Such statements are only predictions, and the Company’s actual results may differ materially. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Factors that may cause the Company’s results to differ include, but are not limited to: risks to our business and financial results related to the reductions and other spending constraints imposed on the U.S. Government and our other customers, including as a result of sequestration, the Federal budget deficit and Federal government shut-downs; risks of adverse regulatory action or litigation; risks associated with debt leverage and expected cost savings and cash flow improvements expected as a result of the refinancing of our outstanding senior notes and the repurchase of outstanding senior notes; risks that our cost-cutting initiatives will not provide the anticipated benefits; risks that changes, cutbacks or delays in spending by the U.S. Department of Defense may occur, which could cause delays or cancellations of key government contracts; risks of delays to or the cancellation of our projects as a result of protest actions submitted by our competitors; risks that changes may occur in Federal government (or other applicable) procurement laws, regulations, policies and budgets; risks of the availability of government funding for the Company's products and services due to performance, cost growth, or other factors, changes in government and customer priorities and requirements (including cost-cutting initiatives, the potential deferral of awards, terminations or reduction of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011); risks of increases in the Federal government initiatives related to in-sourcing; risks related to security breaches, including cyber security attacks and threats or other significant disruptions of our information systems, facilities and infrastructures; risks related to our compliance with applicable contracting and procurement laws, regulations and standards; risks relating to contract performance; risks related to failure of our products or services; risks of our subcontractors’ or suppliers’ failure to perform their contractual obligations, including the appearance of counterfeit or corrupt parts in our products; changes in the competitive environment (including as a result of bid protests); failure to successfully integrate acquired operations and competition in the marketplace, which could reduce revenues and profit margins; risks associated with the divestiture of our U.S. and U.K. Electronic Products business; risks that potential future goodwill impairments will adversely affect our operating results; risks that anticipated tax benefits will not be realized in accordance with our expectations; risks that a change in ownership of our stock could cause further limitation to the future utilization of our net operating losses; risks that the current economic environment will adversely impact our business; changes in our business, or other reasons; and risks related to natural disasters or severe weather. These and other risk factors are more fully discussed in the Company’s Annual Report on Form 10-K for the period ended December 28, 2014, and in our other filings made with the Securities and Exchange Commission.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures, including  Adjusted EPS (computed using net income (loss) from continuing operations before income taxes, excluding amortization of purchased intangibles, stock compensation expense, transaction and restructuring related items and other, unused office space expense, contract design retrofit costs and transaction gains and losses,  less the estimated tax cash payments), and Adjusted EBITDA (which excludes losses from discontinued operations, restructuring and transaction related items and other, stock compensation expense, unused office space expense, and transaction gains and losses  and the associated margin rates).   Kratos believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the actual and forecasted operating performance of the Company’s business and the Company’s cash flow, excluding extraordinary items and non-cash items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles.  The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and investors should carefully evaluate the Company’s financial results calculated in accordance with GAAP and reconciliations to those financial statements.  In addition, non-GAAP financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.  As appropriate, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP are included in this news release.

Kratos Defense & Security Solutions
Unaudited Condensed Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 28	June 29	June 28	June 29
	2015	2014	2015	2014

Service revenues	$ 88.8	$ 101.8	$ 176.1	$ 202.4
Product sales	71.7	102.4	141.3	175.6
Total revenues	160.5	204.2	317.4	378.0
Cost of service revenues	67.1	77.9	133.1	152.0
Cost of product sales	52.5	78.2	105.1	134.1
Total costs	119.6	156.1	238.2	286.1
Gross profit - services	21.7	23.9	43.0	50.4
Gross profit - products	19.2	24.2	36.2	41.5

Total gross profit	40.9	48.1	79.2	91.9

Selling, general and administrative expenses	35.5	34.5	68.4	67.6
Transaction and restructuring related items and other	0.4	0.9	1.3	1.4
Research and development expenses	4.3	4.6	8.2	8.7
Unused office space expense and other	-	-	-	0.2
Depreciation	0.8	0.9	1.6	1.7
Amortization of intangible assets	3.6	4.9	7.3	9.6
Operating income (loss)	(3.7)	2.3	(7.6)	2.7
Interest expense, net	(8.9)	(9.9)	(17.7)	(21.7)
Loss on extinguishment of debt	-	(39.1)	-	(39.1)
Other income (expense), net	(1.0)	(0.2)	(0.9)	(0.1)
Loss from continuing operations before income taxes	(13.6)	(46.9)	(26.2)	(58.2)
Provision for income taxes	2.3	1.2	4.2	3.3
Loss from continuing operations	(15.9)	(48.1)	(30.4)	(61.5)
Income (loss) from discontinued operations, net of taxes	0.9	(1.8)	(0.9)	(3.4)
Net loss	$ (15.0)	$ (49.9)	$ (31.3)	$ (64.9)

Basic and diluted loss per common share:
Loss from continuing operations	$ (0.27)	$ (0.84)	$ (0.52)	$ (1.07)
Income (loss) from discontinued operations, net of taxes	0.02	(0.03)	(0.02)	(0.06)
Net loss	$ (0.25)	$ (0.87)	$ (0.54)	$ (1.13)

Weighted average common shares outstanding
Basic and diluted	58.4	57.4	58.3	57.4

Adjusted EBITDA (1)	$ 12.1	$ 15.2	$ 19.7	$ 27.4

Note: (1) Adjusted EBITDA is a non-GAAP measure defined as GAAP net income (loss) plus (income) loss from discontinued operations, interest expense, net, income taxes, depreciation and amortization, stock compensation, amortization of intangible assets, loss on extinguishment of debt, transaction gain (loss), refinancing related costs and restructuring and acquisition and transaction related items and other.

Adjusted EBITDA as calculated by us may be calculated differently than EBITDA for other companies. We have provided Adjusted
EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results. Adjusted
EBITDA should not be construed as either an alternative to net income or as an indicator of our operating performance or an alternative to cash flows as a measure of liquidity. Please refer to the following table that reconciles GAAP net loss to Adjusted EBITDA:

Reconciliation of Net loss to Adjusted EBITDA is as follows:

	Three Months Ended		Six Months Ended
	June 28	June 29	June 28	June 29
	2015	2014	2015	2014

Net loss	$ (15.0)	$ (49.9)	$ (31.3)	$ (64.9)
Loss (income) from discontinued operations	(0.9)	1.8	0.9	3.4
Interest expense, net	8.9	9.9	17.7	21.7
Loss on extinguishment of debt	-	39.1	-	39.1
Provision for income taxes	2.3	1.2	4.2	3.3
Depreciation *	3.1	3.1	6.3	6.2
Stock compensation	1.9	2.8	3.9	4.6
Foreign transaction (gain)/loss	0.6	0.2	0.6	0.1
Unused office space expense and other	-	-	-	0.2
Amortization of intangible assets	3.6	4.9	7.3	9.6
Transaction and restructuring related items, excess capacity and other	6.4	1.5	8.2	2.5
Contract design retrofits and contract conversion adjustment	1.2	0.6	1.9	1.6

Adjusted EBITDA	$ 12.1	$ 15.2	$ 19.7	$ 27.4

* Includes depreciation reported in cost of service revenues and product sales.

Reconciliation of transaction and restructuring related items and other included in Adjusted EBITDA:
	Three Months Ended		Six Months Ended
	June 28	June 29	June 28	June 29
	2015	2014	2015	2014
Acquisition and transaction related items	$ 1.8	$ -	$ 1.8	$ -
Excess capacity and restructuring costs	3.1	0.7	4.5	1.7
Refinancing related costs	-	0.8	-	0.8
Litigation related items	-	-	0.1	-
Reserve on customer receivable due to liquidation proceedings	0.7	-	0.7	-
Investment in unmanned combat systems	0.8	-	0.8	-
Costs related to pending customer change orders	-	-	0.3	-

	$ 6.4	$ 1.5	$ 8.2	$ 2.5

Kratos Defense & Security Solutions
Unaudited Segment Data
(in millions)

	Three Months Ended		Six Months Ended
	June 28	June 29	June 28	June 29
	2015	2014	2015	2014
Revenues:
Unmanned Systems	$ 17.9	$ 17.8	$ 30.3	$ 37.5
Government Solutions	107.1	122.7	214.1	228.0
Public Safety & Security	35.5	63.7	73.0	112.5
Total revenues	$ 160.5	$ 204.2	$ 317.4	$ 378.0

Operating income (loss) from continuing operations:
Unmanned Systems	$ (2.5)	$ (1.8)	$ (6.7)	$ (3.6)
Government Solutions	0.2	4.8	2.6	8.0
Public Safety & Security	0.6	2.9	0.6	3.7
Other activities	(2.0)	(3.6)	(4.1)	(5.4)
Total operating income (loss) from continuing operations	$ (3.7)	$ 2.3	$ (7.6)	$ 2.7

Note: Other activities in the three months ended June 28, 2015 and June 29, 2014 include restructuring, excess capacity, costs related to pending customer change orders and contract modification adjustments, investment in unmanned combat systems, acquisition and transaction related items and other of $6.4 million and $1.5 million, respectively, and for the six months ended June 28, 2015 and June 29, 2014 include restructuring, excess capacity, costs related to pending customer change orders and contract modification adjustments, investment in unmanned combat systems, acquisition and transaction related items  and other of  $8.2 million and $2.5 million, respectively.

Reconciliation of consolidated Adjusted EBITDA to Adjusted EBITDA by segment is as follows:

	Three Months Ended		Six Months Ended
	June 28	June 29	June 28	June 29
	2015	2014	2015	2014

Unmanned Systems	$ 1.8	$ 0.4	$ 0.8	$ 1.7
% of revenue	10.1%	2.2%	2.6%	4.5%
Government Solutions	9.6	11.5	17.6	20.8
% of revenue	9.0%	9.4%	8.2%	9.1%
Public Safety & Security	0.7	3.3	1.3	4.9
% of revenue	2.0%	5.2%	1.8%	4.4%
Total	$ 12.1	$ 15.2	$ 19.7	$ 27.4
% of revenue	7.5%	7.4%	6.2%	7.2%

Kratos Defense & Security Solutions
Unaudited Condensed Consolidated Balance Sheet
(in millions)

	As of
	June 28	December 28,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$ 22.2	$ 33.5
Restricted cash	0.7	5.4
Accounts receivable, net	204.5	217.5
Inventoried costs	49.5	47.4
Prepaid expenses	9.1	7.1
Other current assets	13.5	10.2
Current assets of discontinued operations	53.7	53.8
Total current assets	353.2	374.9
Property, plant and equipment, net	60.9	61.6
Goodwill	483.4	483.4
Intangible assets, net	42.2	49.5
Other assets	28.6	32.4
Other assets of discontinued operations	134.3	137.0
Total assets	$ 1,102.6	$ 1,138.8
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 46.2	$ 44.6
Accrued expenses	28.3	32.4
Accrued compensation	34.1	41.1
Accrued interest	5.6	5.6
Billings in excess of costs and earnings on uncompleted contracts	49.8	49.6
Deferred income tax liability	30.2	30.3
Other current liabilities	5.6	7.9
Other current liabilities of discontinued operations	16.1	14.6
Total current liabilities	215.9	226.1
Long-term debt principal, net of current portion	622.0	622.0
Line of credit	41.0	41.0
Other long-term liabilities	24.4	24.9
Other long-term liabilities of discontinued operations	0.6	0.5
Total liabilities	903.9	914.5
Commitments and contingencies
Stockholders’ equity:
Common stock	-	-
Additional paid-in capital	869.0	863.4
Accumulated other comprehensive loss	(1.6)	(1.7)
Accumulated deficit	(668.7)	(637.4)
Total stockholders’ equity	198.7	224.3
Total liabilities and stockholders’ equity	$ 1,102.6	$ 1,138.8

Kratos Defense & Security Solutions
Unaudited Condensed Consolidated Statement of Cash Flows
(in millions)

	Six Months Ended
	June 28	June 29
	2015	2014
Operating activities:
Net loss	$ (31.3)	$ (64.9)
Less: Loss from discontinued operations	(0.9)	(3.4)
Loss from continuing operations	(30.4)	(61.5)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities from continuing operations:
Depreciation and amortization	13.6	15.8
Deferred income taxes	3.6	(0.4)
Stock‑based compensation	3.9	4.6
Change in unused office space accrual	-	0.2
Amortization of deferred financing costs	1.0	2.1
Amortization of premium on Senior Secured Notes	0.6	(1.4)
Loss on extinguishment of debt	-	39.1
Provision for doubtful accounts	0.6	0.3
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	12.4	0.3
Inventoried costs	(7.7)	(3.5)
Customer advances & progress payments	5.6	-
Prepaid expenses and other assets	(3.7)	1.5
Accounts payable	1.2	9.6
Accrued compensation	(7.1)	(5.5)
Accrued expenses	(4.1)	(4.4)
Accrued interest payable	-	0.4
Billings in excess of costs and earnings on uncompleted contracts	0.3	(5.5)
Income tax receivable and payable	(2.6)	2.9
Other liabilities	(2.3)	(1.2)
Net cash used in operating activities from continuing operations	(15.1)	(6.6)
Investing activities:
Cash paid for acquisitions, net of cash acquired	-	(1.6)
Change in restricted cash	4.7	(0.1)
Proceeds from the sale of assets	0.9	-
Capital expenditures	(5.2)	(5.9)
Net cash provided by (used in) investing activities from continuing operations	0.4	(7.6)
Financing activities:
Proceeds from the issuance of long-term debt	-	618.5
Extinguishment of long-term debt	-	(661.5)
Cash paid for deferred acquisition consideration	(0.7)	-
Borrowings under line of credit	-	41.0
Repayment of debt	(0.5)	(0.5)
Debt issuance costs	-	(8.5)
Other	1.6	1.5
Net cash provided by (used in) financing activities from continuing operations	0.4	(9.5)
Net cash flows from continuing operations	(14.3)	(23.7)
Net operating cash flows from discontinued operations	3.0	(6.7)
Effect of exchange rate changes on cash and cash equivalents	-	0.2
Net decrease in cash and cash equivalents	(11.3)	(30.2)
Cash and cash equivalents at beginning of period	33.5	54.2
Cash and cash equivalents at end of period	$ 22.2	$ 24.0

Kratos Defense & Security Solutions
Unaudited Non-GAAP Measures
Computation of Adjusted Earnings Per Share
(in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 28	June 29	June 28	June 29
	2015	2014	2015	2014

Loss from continuing operations before taxes	$ (13.6)	$ (46.9)	$ (26.2)	$ (58.2)
Add: Amortization of intangible assets	3.6	4.9	7.3	9.6
Add: Stock compensation	1.9	2.8	3.9	4.6
Add: Unused office space expense and other	-	-	-	0.2
Add: Loss on extinguishment of debt	-	39.1	-	39.1
Add: Foreign transaction (gain)/loss	0.6	0.2	0.6	0.1
Add: Contract design retrofit costs and contract conversion adjustment	1.2	0.6	1.9	1.6
Add: Restructuring and transaction related items and other	6.4	1.5	8.2	2.5
Adjusted loss from continuing operations before income taxes	0.1	2.2	(4.3)	(0.5)

Estimated cash tax provision	1.3	0.6	2.0	1.3
Adjusted income (loss) from continuing operations	$ (1.2)	$ 1.6	$ (6.3)	$ (1.8)

Diluted income per common share:
Adjusted income (loss) from continuing operations	$ (0.02)	$ 0.03	$ (0.11)	$ (0.03)

Weighted average common shares outstanding
Diluted	58.4	58.5	58.3	57.4

-end-